THIS INSTRUMENT PREPARED BY
AND SHOULD BE RETURNED TO:
Jack B. Owen, Jr., P.A.
4500 PGA Blvd., Ste. 304-B
Palm Beach Gardens, FL 33418
File No.:  S09-909

MORTGAGE AND SECURITY AGREEMENT

THIS MORTGAGE is made December 11, 2009, between City National Bank of Florida, a Florida banking corporation; f/k/a City National Bank of Miami, of Florida banking corporation as Trustee under its Land Trust #5003471 dated January 1, 1979 and FLORIDA GAMING CENTERS, INC., a Florida corporation, herein collectively referred to as “Mortgagor,” whose address is 3500 NW 37th Avenue, Miami, FL 33142, and Nurmi Properties, LLC, a Delaware Corporation as to an undivided 90% interest whose address is P. O. Box 247, Tuscumbia, AL 35674 and Robinette Investments, LLC, a Florida limited liability company as to an undivided 10% interest, herein collectively referred to as “Mortgagee,” whose address is 4500 PGA Blvd., Ste. 304-B, Palm Beach Gardens, FL 33418.  The terms Mortgagor and Mortgagee shall denote the singular and/or plural wherever the context so requires or admits.

WHEREAS, Mortgagor is justly indebted to Mortgagee, having executed and delivered to Mortgagee its Note (“Note”) bearing even date herewith, wherein Mortgagor promises to pay to Mortgagee the principal sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS (U.S. $500,000), in lawful money of the United States of America, with interest thereon at the rate and times, in the manner and according to the terms and conditions specified in the Note, all of which are incorporated herein by reference.

WITNESSETH:

That for good and valuable considerations, and also in consideration of the aggregate sum named in the promissory note (the “Note”) hereinafter described the Mortgagor does hereby grant, bargain, sell, alien, remise, release, convey, confirm and mortgage unto the Mortgagee all that certain piece of property and tract of land of which the said Mortgagor is now seized and possessed and in actual possession, situate in the County of Miami-Dade and State of Florida, described as follows:

SEE EXHIBIT “A” ATTACHED HERETO

TOGETHER with all structures and improvements now and hereafter erected on the property and the fixtures now or hereafter attached thereto, and all rents, issued, proceeds, and profits accruing and to accrue from said property, including replacements and additions thereto; and all easements, rights, appurtenances, rents, royalties, mineral, oil, and gas rights and profits, water, water rights, and water stock; also all gas, steam, electric, water and other heating, cooking, refrigerating, lighting, plumbing, ventilating, irrigating, and power systems, machines, appliances, fixtures, and appurtenances, which now or may hereafter pertain to or be used with, in or on said property, even though they may be detached or detachable (the above described land together with all structures and improvements located thereon and all fixtures attached thereto, as well as all of the above described tangible and intangible personal property and rights are sometimes hereinafter referred to as the “Mortgaged Property.); all of the foregoing shall be deemed to be and remain a part of the property covered by this Mortgage;

TO SECURE to Mortgagee (a) the repayment of the indebtedness evidenced by the Note, with interest thereon, which Note is due and payable in full on or before December 11, 2010, the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Mortgage, and the performance of the covenants and agreements of Mortgagor herein contained and contained in each of the Loan Documents, and (b) the repayment of any future advances, with interest thereon, made to Mortgagor by Mortgagee pursuant to Paragraph 19 hereof (“Future Advances”).

TO HAVE AND TO HOLD the same, together with the tenements, hereditaments and appurtenances, unto the Mortgagee, in fee simple.

IT IS AGREED that if any of the Mortgaged Property is of a nature so that a security interest therein can be perfected under the Uniform Commercial Code, this instrument shall constitute a Security Agreement and Mortgagor agrees to join with the Mortgagee in the execution of any financing statements and to execute any other instruments that may be required for the perfection or renewal of such security interest under the Uniform Commercial Code.

PROVIDED, ALWAYS, that if the Mortgagor shall pay unto the Mortgagee the sums of money set forth in the Note in accordance with the terms thereof, and shall perform, comply with and abide by each and every of the agreements, stipulations, conditions and covenants thereof, and of this Mortgage, then Mortgagee shall cause this Mortgage to be satisfied.

Mortgagor covenants that Mortgagor is lawfully seized of the estate hereby conveyed and has the right to mortgage, grant, and convey the Mortgaged Property, that the Mortgaged Property is unencumbered and that Mortgagor will warrant and defend generally the title to the Mortgaged Property against all claims and demands, subject to any declarations, easements, or restrictions listed in a schedule of exceptions to coverage in any title insurance policy insuring Mortgagee’s interest in the Mortgaged Property.

1.            PAYMENT OF PRINCIPAL AND INTEREST. Mortgagor shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, late charges as provided in the Note and the principal of and interest on any Future Advances secured by this Mortgage.

2.            INSURANCE.

(a)           Mortgagor shall keep the Mortgaged Property continuously insured, to the extent of its full insurable replacement value, against loss or damage (including rent loss) by fire, with extended coverage and coverage against loss or damage by vandalism, malicious mischief, sprinkler leakage, lightening, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, smoke, and, if available, against flood and against other hazards as Mortgagee may require from time to time. Mortgagor shall also maintain comprehensive general public liability and property damage insurance with contractual liability endorsement and workmen’s compensation insurance, and in such total amounts as Mortgagee may require from time to time.

(b)           During the course of any construction or repair to the Mortgaged Property, Mortgagor shall acquire and maintain builders completed value risk insurance against all risks of physical loss, including collapse and transit coverage, during construction of such improvements, with deductibles not to exceed $10,000.00 in non-reporting form, covering the total value of work performed and equipment, supplies and materials furnished. Such policy of insurance should contain the “permission to occupy upon completion of work or occupancy” endorsement.

(c)           All policies, including policies for any amounts carried in excess of the required minimum and policies not specifically required by Mortgagee, shall be in form satisfactory to Mortgagee, shall be issued by companies satisfactory to Mortgagee, shall be maintained in full force and effect, shall be assigned and delivered to Mortgagee, with premiums prepaid, as collateral security for payment of the indebtedness secured hereby, shall be endorsed with a standard Mortgagee clause in favor of Mortgagee, not subject to contribution, and shall provide for at least thirty (30) days notice of cancellation to Mortgagee.

(d)           If the insurance, or any part thereof, shall expire, or be canceled, or become void or voidable by reason of Mortgagor’s breach of any condition thereof, or if Mortgagee determines that such coverage is unsatisfactory by reason of the failure or impairment of the capital of any company in which the insurance may then be carried, or if for any reasons whatever the insurance shall be unsatisfactory to Mortgagee, Mortgagor shall place new insurance on the Mortgaged Property satisfactory to Mortgagee. All renewal policies, with premiums paid, shall be delivered to Mortgagee at least thirty (30) days before expiration of the old policies.

(e)           In the event of loss, Mortgagor will continue to promptly and completely perform all of its obligations arising under the Note and this Mortgage (including the payment of monies under the Note) and Mortgagor will give immediate notice thereof to Mortgagee, and Mortgagee may make proof of loss if not made promptly by Mortgagor, provided however, that any adjustment of a proof of loss shall require the prior written consent of Mortgagee. Each insurance company concerned is hereby authorized and directed to make payment under such insurance, including return of unearned premiums, directly to Mortgagee instead of to Mortgagor and Mortgagee jointly, and Mortgagor appoints Mortgagee, irrevocably, as Mortgagor’s attorney-in-fact to endorse any draft therefore. Mortgagee shall have the right to retain and apply the proceeds of any such insurance, at its election, to reduction of the indebtedness secured hereby after payment of all of Mortgagee’s fees, costs, and expenses incurred in connection with the recovery of such insurance proceeds (including without limitation the fees and expenses of its counsel), or Mortgagee may at its sole discretion, apply all or any portion of the proceeds of any such insurance in or to restoration or repair of the property damaged after payment of the aforedescribed fees, costs, and expenses of Mortgagee, upon such terms as Mortgagee may specify. If Mortgagee elects to use any insurance proceeds to reduce the indebtedness as aforesaid, Mortgagee may apply such proceeds in the order and in the amounts that Mortgagee, in its sole discretion, may elect, to the payment of principal (whether or not then due and payable) or interest on any sums secured by this Mortgage. Mortgagee’s application of insurance proceeds to reduction of the indebtedness secured by this Mortgage shall not excuse or modify Mortgagor’s obligation to continue to pay the installments of interest and/or principal required under the Note unless the amount of such insurance proceeds received by Mortgagee is sufficient to repay in full all interest, principal, and all other sums required to be paid to Mortgagee under the Note or this Mortgage. Such policies of insurance and all renewals thereof are hereby unconditionally assigned to Mortgagee as additional security for payment of the indebtedness hereby secured and Mortgagor hereby agrees that after default hereunder any values available thereunder upon cancellation or termination of any of said policies or renewals, whether in the form of return of premiums or otherwise, shall be payable to Mortgagee as assignee thereon. If Mortgagee becomes the owner of the Mortgaged Property or any part thereof by foreclosure or otherwise, such policies, including all right, title, and interest of Mortgagor thereunder, shall become the absolute property of Mortgagee.

3.           TAXES AND OTHER CHARGES. Mortgagor shall pay at least thirty (30) days before they are delinquent and before interest or penalties are due thereon, without any deduction or abatement, all taxes, assessments, water and sewer rents, levies, encumbrances and all other charges or claims of every nature and kind which may be assessed, levied, imposed, suffered, placed or filed at any time against Mortgagor, the Mortgaged Property, or any part thereof or against the interest of Mortgagee therein, or which by any present or future law may have priority over the indebtedness secured hereby either in lien or in distribution out of the proceeds of any judicial sale; and Mortgagor shall produce to Mortgagee, not later than such dates, official receipts for the payment thereof provided however the 2009 and 2010 real property taxes do not have to be paid until December 11, 2010.

4.            NO ESCROW FOR TAXES AND INSURANCE. Unless otherwise provided in a separate agreement, Mortgagor will not be required to pay to Mortgagee funds for taxes and insurance in escrow.

5.            APPLICATION OF PAYMENTS. All payments received by Mortgagee under the Note and Paragraph 1 hereof shall be applied by Mortgagee as follows: (i) first to any amounts due Mortgagee other than principal and interest (such as administrative charges or attorneys’ fees); (ii) second to interest on any sums secured by this Mortgage; and (iii) third to the outstanding principal due under the Note.

6.            PRESERVATION AND MAINTENANCE OF PROPERTY; LEASEHOLDS; CONDOMINIUMS; PLANNED UNIT DEVELOPMENTS. Except as permitted by Mortgagee, Mortgagor shall keep the Mortgaged Property in good repair and shall not commit waste or permit impairment or deterioration of the Mortgaged Property, including but not limited to alteration or demolition of the Mortgaged Property, and shall comply with the provisions of any lease if this Mortgage is on a leasehold. Furthermore, abandonment of the Mortgaged Property by the subject Mortgagor shall constitute a default under the Note and Mortgage. If this Mortgage is on one or more units in a condominium and/or property within a planned unit development, Mortgagor shall perform all of Mortgagor’s obligations under the declaration of covenants creating or governing the condominium or planned unit development, the by-laws and regulations of the condominium or planned unit development, and constituent documents. If a condominium or planned unit development rider is executed by Mortgagor and recorded together with this Mortgage, the covenants, and agreements of such rider shall be incorporated into and shall amend and supplement the covenants and agreements of this Mortgage as if the rider were a part hereof.

7.            PROTECTION OF MORTGAGEE’S SECURITY.

(a)           If Mortgagor fails to perform the covenants and agreements contained in this Mortgage (including without limitation the failure to adequately insure the Mortgaged Property as described in Paragraph 2 hereof), or if any action or proceeding is commenced which materially affects Mortgagee’s interest in the Mortgaged Property, including, but not limited to, eminent domain, insolvency, code enforcement, or arrangements, or proceedings involving a bankrupt or decedent, then Mortgagee at Mortgagee’s option, upon notice to Mortgagor, may make such appearances, disburse such sums and take such action as is necessary to protect Mortgagee’s interest (including without limitation, the force placing of insurance on all or any portion of the Mortgaged Property, disbursement of reasonable attorney’s fees and entry upon the Mortgaged Property to make repairs). If Mortgagee requires mortgage insurance as a condition of making the loan secured by this Mortgage or during the term of the loan secured by this Mortgage, such mortgage insurance shall be procured by Mortgagee and Mortgagor shall pay the premiums required to maintain such insurance in effect until such time as the requirement for such insurance terminates in accordance with the Mortgagor’s and Mortgagee’s written agreement or applicable law.

(b)           Any amounts disbursed by Mortgagee pursuant to this Paragraph 7, with interest thereon, shall become additional indebtedness of Mortgagor secured by this Mortgage. Unless Mortgagor and Mortgagee agree to other terms of payment, such amounts shall be payable upon notice from Mortgagee to Mortgagor requesting payment thereof, and shall bear interest from the date of disbursement at the lesser of twenty-four percent (24%) per annum or the highest rate permitted by applicable law. Nothing contained in this Paragraph 7 shall require Mortgagee to incur any expense or take any action hereunder.

8.            INSPECTION. Mortgagee may make or cause to be made reasonable entries upon and inspections of the Mortgaged Property, provided that Mortgagee shall give Mortgagor notice prior to any such inspection specifying reasonable cause therefore related to Mortgagee’s interest in the Mortgaged Property.

9.            CONDEMNATION.

(a)           In the event of any condemnation or taking of all or any part of the Mortgaged Property by eminent domain, alteration of the grade of any street, or other injury to or decrease in the value of the Mortgaged Property by any public or quasi-public authority or corporation, Mortgagor shall continue to promptly and completely perform all of its obligations arising under the Note and this Mortgage (including the payment of money under the Note) and all proceeds (that is, the award or agreed compensation for the damages sustained) allocable to Mortgagor, after deducting therefrom all costs and expenses of Mortgagee (regardless of the particular nature thereof and whether incurred with or without suit) including attorney’s fees incurred by Mortgagee in connection with the collection of such proceeds, shall be applicable first to payment of the indebtedness secured hereby. No settlement for the damages sustained shall be made by Mortgagor without Mortgagee’s prior written approval. Receipt by Mortgagee of any proceeds less than the full amount of the then outstanding debt shall not alter or modify Mortgagor’s obligation to continue to pay without reduction the installments of principal, interest and other charges specified in the Note and herein. All the proceeds shall be paid directly to Mortgagee and shall be applied in the order and in the amounts that Mortgagee, in Mortgagee’s sole discretion, may elect, to the payment of costs, expenses, principal (whether or not then due and payable), interest or any sums secured by this Mortgage or toward payment, after the aforesaid deductions for Mortgagee’s costs and expenses, to Mortgagor, on such terms as Mortgagee may specify, to be used for the sole purpose of altering, restoring, or rebuilding any part of the Mortgaged Property which may have been altered, damaged, or destroyed as a result of the taking, alteration of grade, or other injury to the Mortgaged Property.

(b)           Mortgagee shall have the right to prosecute to final determination or settlement an appeal or other appropriate proceedings in the name of Mortgagee or Mortgagor for which Mortgagee is hereby appointed irrevocably as attorney-in-fact for Mortgagor, which appointment, being for security, is irrevocable. In that event, the expenses of the proceedings, including reasonable counsel fees, shall be paid first out of the proceeds, and only the excess, if any, paid to Mortgagee, shall be credited against the amounts due under this Mortgage.

(c)           Nothing herein shall limit the rights otherwise available to Mortgagee, at law or in equity, including the right to intervene as a party to any condemnation proceeding.

10.          FORBEARANCE BY MORTGAGEE NOT A WAIVER. Any forbearance by Mortgagee in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any such right or remedy. The procurement of insurance or the payment of taxes or other liens or charges by Mortgagee shall not be a waiver of Mortgagee’s right to accelerate the maturity of the indebtedness secured by this Mortgage.

11.          REMEDIES CUMULATIVE. All remedies provided in this Mortgage are distinct and cumulative to any other right or remedy under this Mortgage or afforded by law or equity, and may be exercised concurrently, independently, or successively.

12.          SUCCESSORS AND ASSIGNS BOUND; JOINT AND SEVERAL LIABILITY; CAPTIONS. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to the respective successors and assigns of Mortgagee and Mortgagor, subject to the provisions of Paragraph 15 hereof. All covenants and agreements of Mortgagor shall be joint and several. The captions and headings of the paragraphs of this Mortgage are for convenience only and are not to be used to interpret or define the provisions hereof.

13.          NOTICE. All communications required hereunder shall be in writing and shall be sent by either hand delivery, special delivery service (e.g. Federal Express) or certified mail, postage prepaid, return receipt requested. Notice shall be conclusively presumed to have been given three (3) business days after notice is sent by certified mail, the next business day after notice is sent by special delivery service, or upon receipt if sent by hand delivery. For purposes hereof, the address of the parties hereto (until notice of a change thereof is served as provided in this section) shall be as follows:

MORTGAGEE:	Nurmi Properties, LLC, a Delaware limited liability company
P. O. Box 247
Tuscumbia, AL 35674

Robinette Investments, LLC, a Florida limited liability company
4500 PGA Blvd., Ste. 304-B
Palm Beach Gardens, FL 33418

With a copy to:

MORTGAGOR:	City National Bank of Florida, a Florida banking corporation
Florida Gaming Centers, Inc.
3500 NW 37th Avenue
Miami, FL 33142

14.          GOVERNING LAW; SEVERABILITY. This Mortgage shall be governed by the law of the State of Florida. In the event that any provision or clause of this Mortgage or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Mortgage or the Note which can be given effect without the conflicting provision, and to this end the provisions of the Mortgage and the Note are declared to be severable.

15.          NO TRANSFER & PARTIAL RELEASE.

(i)           If all or any part of the Mortgaged Property, including an equitable interest therein, is sold, assigned or transferred by Mortgagor without Mortgagee’s prior written consent, Mortgagee shall declare all the sums secured by this Mortgage to be immediately due and payable.

(b)           Notwithstanding any other provision of this Mortgage, if Mortgagor shall encumber or pledge all or part of the Mortgaged Property without Mortgagee’s prior written consent, Mortgagee may, at its option, declare all the sums secured by this Mortgage to be immediately due and payable.

(c)           Notwithstanding any other provision of this Mortgage, if Mortgagor is an entity, if any interest in Mortgagor (or any entity that owns or controls Mortgagor) is issued, sold, transferred, assigned, conveyed, mortgaged, pledged or otherwise disposed of, whether voluntarily or by operation of law, and whether with or without consideration, or any agreement for any of the foregoing is entered into, executed or delivered, Mortgagee may, at its option, declare all the sums secured by this Mortgage to be immediately due and payable.

16.          EVENTS OF DEFAULT. The following shall constitute events of default (“Event of Default”) hereunder:

(a)           Failure of Mortgagor to pay any installment of principal or interest, or any other sum due under the Note, this Mortgage or the Loan Documents within ten (10) days after such installment is due under the Note, this Mortgage or the Loan Documents.

(b)           Mortgagor’s nonperformance of or noncompliance with any of the agreements, conditions, covenants, provisions, or stipulations contained in the Note or in this Mortgage, or in any Loan Documents.

(c)           Any assignment for the benefit of creditors made by Mortgagor.

(d)           Appointment of a receiver, liquidator, or trustee of Mortgagor or of any of the property of Mortgagor, insolvency of Mortgagor or the filing by or against Mortgagor of any petition or the bankruptcy, reorganization or arrangement of Mortgagor pursuant to the Federal Bankruptcy Code or any similar federal or state statute, the institution of any proceeding for the dissolution or liquidation of Mortgagor or if Mortgagor admits in writing the inability to pay its debts as they mature, provided, however, that the filing of an involuntary bankruptcy petition against Mortgagor shall not constitute an Event of Default if such petition (and the resulting proceeding) is dismissed within thirty (30) days after the date same was filed.

(e)           If any of the events set forth in Subparagraphs (c) or (d) of this Paragraph 16 shall have happened to any general partner or joint venturer of Mortgagor if Mortgagor is a partnership or joint venture or to any guarantor of the Note, if any, or if any such guarantor shall default under its guaranty.

(f)           A default by Mortgagor under any note, mortgage, guaranty or any other instrument of indebtedness or any agreement now or hereafter executed by Mortgagor in favor of Mortgagee or any affiliate of Mortgagee.

(g)           A writ of execution or attachment or any similar process shall be issued or levied against all or any part of an interest in the Mortgaged Property, or any judgment shall be entered against Mortgagor or which shall become a lien on the Mortgaged Property or any portion thereof or any interest therein, provided, however, that the issuing or levying of a writ of execution or attachment or any similar process against Mortgagor shall not constitute an Event of Default if such writ of execution or attachment or similar process (and the resulting proceeding) is dismissed within thirty (30) days after the date same was filed.

(h)           If any representation, warranty, statement, certificate, schedule or report delivered or communicated to Mortgagee by or on behalf of Mortgagor in connection with the loan evidenced by the Note or with respect to the Mortgaged Property, is false or misleading in any material respect as of the date made.

17.          REMEDIES.

(a)           Upon the happening of any Event of Default, the entire unpaid balance of the principal, the accrued interest and all other sums secured by this Mortgage shall become immediately due and payable, at the option of Mortgagee, without notice or demand.

(b)           When the entire indebtedness shall become due and payable, either because of maturity or because of the occurrence of any Event of Default, or otherwise, then forthwith Mortgagee shall be entitled to all remedies allowed at law and in equity, including, without limitation:

(i)           Foreclosure.  Mortgagee may institute an action to foreclose this Mortgage, or take such other action at law or in equity for the enforcement of this Mortgage and the security interest, liens, and encumbrances herein created as to the Mortgaged Property and realization on the mortgage security or any other security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the principal debt, with interest at the rate stipulated in the Note to the date of default, and thereafter at a “Default Rate” which shall be the lesser of twenty-four percent (24%) per annum or the highest rate permitted by applicable law, together with all other sums due by Mortgagor in accordance with the provisions of the Note and this Mortgage, and all sums which may have been advanced by Mortgagee for taxes, water or sewer rents, charges or claims, payments on prior liens, insurance or repairs to the Mortgaged Property, and all costs of suit at trial and appellate levels.

(ii)           Judicial Remedies.  Mortgagee may proceed by suit or suits, at law or in equity, to enforce the payment of the indebtedness and the performance and discharge of the obligations in accordance with the terms hereof, of the Note, and the other Loan Documents, to foreclose the liens and security interests of this Mortgage as against all or any part of the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction.  This remedy shall be cumulative of any other nonjudicial remedies available to the Mortgagee with respect to the Loan Documents.  Proceeding with a request or receiving a judgment for legal or equitable relief shall not be or be deemed to be an election of remedies or bar any available nonjudicial remedy of the Mortgagee.

(iii)           Possession.  Mortgagee may enter into possession of the Mortgaged Property, with legal action, or without legal action if Mortgagor has abandoned the Mortgaged Property and may take and perform any actions or acts which Mortgagor might take or perform if Mortgagor continued in possession of the Mortgaged Property; collect therefrom all rentals (which term shall also include sums payable for use and occupation) and, after deducting all costs of collection and administration expenses, apply the net rentals to any or all of the following in such order and amounts as Mortgagee, in Mortgagee’s sole discretion, may elect: the payment of taxes, water and sewer rents, charges and claims, insurance premiums, and all other carrying charges, and to the maintenance, repair, or restoration of the Mortgaged Property, and on account and in reduction of the principal or interest, or both, hereby secured; in and for that purpose Mortgagor hereby collaterally assigns to Mortgagee all rentals due and to become due under any lease or leases or rights to use and occupation of the Mortgaged Property hereafter created, as well as all rights and remedies provided in such lease or leases or at law or in equity for the collection of the rentals. Mortgagee shall be entitled to the appointment of a receiver of all the rents, issues and profits, as a matter of strict right, regardless of the value of the Mortgaged Property and the solvency or insolvency of Mortgagor and other persons liable to pay such indebtedness.

(iv)           Uniform Commercial Code.  Mortgagee may pursue any and all remedies available under the Uniform Commercial Code, Chapter 679, Florida Statutes; it being hereby agreed that fifteen (15) days notice as to time and place of any sale shall be reasonable.

(v)           Remedies Cumulative.  All rights, remedies, and recourses of Mortgagee granted in the Note, this Mortgage, the other Loan Documents, or otherwise available at law or equity  shall be cumulative.

(c)          Mortgagee shall have the right, from time to time, to bring an appropriate action to recover any sums required to be paid by Mortgagor under the terms of this Mortgage, as they become due, without regard to whether or not the principal indebtedness or any other sum secured by the Note and this Mortgage shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of mortgage foreclosure, or any other action, for any default by Mortgagor existing at the time the earlier action was commenced.

(d)          Any real estate sold pursuant to this Mortgage or pursuant to any judicial proceedings under this Mortgage or the Note may be sold in one parcel, as an entirety, or in such parcels and in such manner or order as Mortgagee, in its sole discretion, may elect.

(e)          Upon, or at any time after the filing of an action to foreclose this Mortgage, the court in which such action is filed may, at the request of Mortgagee, appoint a receiver of the Mortgaged Property and Mortgagor irrevocably consents to such appointment. Such appointment may be made either before or after sale without regard to the solvency or insolvency of Mortgagor, or any other person liable for the payment of such indebtedness, at the time of application for such receiver and without regard to either the then value of the Mortgaged Property, the adequacy or inadequacy of any remedy available at law, or whether the Mortgaged Property shall be then occupied as a homestead or not, and Mortgagee hereunder or any agent of Mortgagee may be appointed as such receiver. Such receiver shall have the power to perform all of the acts permitted Mortgagee pursuant to Subparagraph 17(b)(ii) hereof and such other powers which may be necessary or are customary in such cases for the protection, possession, control, management, and operation of the Mortgaged Property during such period.

18.          ASSIGNMENT OF RENTS; APPOINTMENT OF RECEIVER. As additional security hereunder, and as permitted under Section 697.07, Florida Statutes, Mortgagor hereby assigns to Mortgagee the rents of the Mortgaged Property. All rents collected by Mortgagee shall be applied first to payment of the costs of management of the Mortgaged Property and collection of rents, including, but not limited to, receiver’s fees, premiums on receiver’s bonds and reasonable attorney’s fees, and then to the sums secured by this Mortgage. The Mortgagee shall be liable to account only for those rents actually received.

19.          FUTURE ADVANCES.  This Mortgage shall secure such future advances as may be made by Mortgagee, at its sole and absolute discretion and for any purpose, within twenty (20) years from the date of this Mortgage.  All such future advances shall be secured to the same extent as if made on the date of the execution of this Mortgage, and shall take priority as to third persons without actual notice from the time this Mortgage is filed for record as provided by law.  The total amount of indebtedness secured by this Mortgage may decrease or increase from time to time, but the total unpaid balance so secured at any one time shall not exceed two (2) times the principal sum secured herein, plus interest and any disbursements made for the payment of taxes, levies or insurance on the Mortgaged Property, with interest on those disbursements.  Nothing herein shall require Mortgagee to make any such future advance.

20.          RELEASE. Upon payment of all sums secured by this Mortgage, Mortgagee shall satisfy this Mortgage without charge to Mortgagor. Mortgagor shall pay all costs of recordation, of such satisfaction.

21.          ATTORNEY’S FEES. If Mortgagee becomes a party to any suit or proceeding (including, without limitation, appellate and bankruptcy proceedings) affecting the Mortgaged Property or title thereto, the lien created by this Mortgage or Mortgagee’s interest therein, or if Mortgagee has engaged counsel to prepare or review the Note, or if Mortgagee engages counsel to collect any of the indebtedness herein secured or to enforce performance of the agreements, conditions, covenants, provisions or stipulations of this Mortgage, the Note or other security documents, Mortgagee’s costs, expenses and reasonable counsel fees, whether or not suit is instituted, shall be paid to Mortgagee by Mortgagor, on demand, with interest at the then effective rate set forth in the Note, and until paid they shall be deemed to be part of the indebtedness evidenced by the Note and secured by this Mortgage. As used in this Mortgage and in the Note, “attorney’s fees” shall include all actual and reasonable attorney’s fees and disbursements incurred by Mortgagee in any collection or enforcement action and in any related appellate proceeding or post-judgment action.

22.          HAZARDOUS WASTE.

(a)           “Hazardous Materials” shall mean any flammable explosives, radioactive materials, hazardous wastes, toxic substances or related materials and shall also mean, but shall not be limited to, substances defined as “hazardous substances” in the Comprehensive Environmental Response, Compensation and Liability Act of 1975, 49 U.S.C. Sections 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901-6987; and those substances defined as “hazardous substances” in the Florida Hazardous Substances Law, Sections 501.0651 - 501.121, Florida Statutes.

(b)           “Hazardous Materials Claims” shall mean:

(i)           any and all enforcement, cleanup, remedial removal or other governmental or regulatory actions instituted, completed or threatened pursuant to Hazardous Materials Laws;

(ii)           all claims made or threatened by any third party against the Mortgagor or the Mortgaged Property relating to damage, contributions, cost recovery compensation, loss, or injury resulting from any Hazardous Materials.

(c)           “Hazardous Materials Laws” shall mean any Federal, and as applicable, State, or local laws, ordinances, or regulations relating to Hazardous Materials.

(d)           Mortgagor covenants to keep and maintain the Mortgaged Property in compliance with (and shall not cause or permit the Mortgaged Property to be in violation of) any Federal, and as applicable, State or local laws, ordinances, or regulations relating to industrial hygiene or to environmental conditions on, under, or about the Mortgaged Property, including, but not limited to, soil and underground conditions. Mortgagor shall not use, generate, manufacture, store, or dispose of Hazardous Materials on the Mortgaged Property.

(e)           Mortgagor covenants to notify Mortgagee, in writing, of the nature of any Hazardous Materials claims immediately upon their occurrence.

(f)           Mortgagor covenants to indemnify, and defend Mortgagee, its directors, officers, employees, and agents from and against any and all claims, damages, and liabilities arising in connection with the presence, use, storage, disposal, or transport of any Hazardous Materials on, under, from, or about the Mortgaged Property including, without limitation,

(i)           all foreseeable and all unforeseeable consequential damages directly or indirectly arising out of the use, generation, storage, or disposal of Hazardous Materials by Mortgagor or any prior owner or operator of the Mortgaged Property;

(ii)           all costs of any required or necessary repair, cleanup, or detoxification and the preparation of any closure or other required plans, to the full extent that such action is attributable, directly or indirectly, to the presence, use, generation, storage, release, threatened release, or disposal of Hazardous Materials by any person on the Mortgaged Property. Mortgagor’s obligation pursuant to the foregoing indemnity shall survive the repayment of the loan amount.

(iii)           all attorneys’ fees and costs incurred by Mortgagee.

(g)           Mortgagee shall have the right to join in and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims, Mortgagee’s reasonable attorney’s fees and costs in connection therewith shall be reimbursed by Mortgagor upon demand; all such fees and costs shall be added to the indebtedness under the Mortgage and shall be secured hereby.

(h)           Mortgagor shall, at any time, and from time to time, within thirty (30) days after notice and written demand by Mortgagee, deliver to Mortgagee a written environmental evaluation of the Mortgaged Property, which evaluation shall address matters as to whether the Mortgaged Property, or any part thereof, has or is being used for the use, handling, storage, transportation, or disposal of Hazardous Materials and if so, as to whether such use, handling, storage, transportation, or disposal conforms to the requirements of Hazardous Materials Laws. The evaluation shall be performed by an independent, recognized environmental consulting firm of duly licensed registered engineers.

23.          REVOLVING LOAN ADVANCES.  Subject to paragraph 15(i) of this Mortgage, advances made under the Note shall be in the form of a continual revolving credit whereby advances may be made, repaid and readvanced from time to time.  The Mortgagee shall maintain an account on its books (the “Loan Account”), which shall evidence at all times the amount from time to time outstanding under the Note.  This Mortgage secures the unpaid balances of any advances and readvances made under the Note, this Mortgage, or any other Loan Document.  All provisions of this Mortgage shall apply to readvances made pursuant to the provisions of this Section.  Nothing herein contained shall limit the amount secured by this Mortgage if such amount is increased by advances made by Mortgagee as herein elsewhere provided.

24.          WAIVER OR RELEASE BY MORTGAGEE. Without affecting the liability of Mortgagor or any other person (except any person expressly released in writing) for payment of any indebtedness secured hereby or for performance of any obligation contained herein, and without affecting the rights of Mortgagee with respect to any security not expressly released in writing, Mortgagee may, at any time, and from time to time, either before or after maturity of said Note, and without notice or consent:

(a)           Release any person liable for payment of all or any part of the indebtedness or for performance of any obligation;

(b)           Make any agreement extending the time or otherwise altering the terms of payment of all or any part of the indebtedness, or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof;

(c)           Exercise, or refrain from exercising, or waive any right Mortgagee may have;

(d)           Accept additional security of any kind; and

(e)           Release or otherwise deal with any property, real or personal, securing the indebtedness, including all or any part of the Mortgaged Property.

25.          SUBROGATION. Mortgagee shall be subrogated to the lien of any and all prior encumbrances, liens, or charges paid and discharged from the proceeds of the Note hereby secured, and even though such prior liens have been released of record, the repayment of the Note shall be secured by such liens on the portions of the Mortgaged Property affected thereby to the extent of such payments, respectively.

26.          FINANCIAL CONDITION. At the option of Mortgagee, Mortgagor, Guarantor(s), and any and all related entities, shall provide Mortgagee with periodic statements of the operations of and the financial condition, as well as tax returns, of Mortgagor, Guarantor(s), and any and all related entities, prepared by a certified public accountant.

27.          AUTHORITY TO TRANSACT BUSINESS. Mortgagor represents and warrants that it is duly organized and is validly existing, in good standing under the laws of the State of its formation, and is qualified to do business and is in good standing in the State of Florida, with full power and authority to consummate the loan contemplated hereby.

28.          WRITTEN APPROVAL OF CHANGE IN MANAGEMENT OR OWNERSHIP. Mortgagor agrees that prior to any change in the management or ownership of the Mortgagor, and/or key personnel, operating the Mortgaged Property, Mortgagor will review said changes with Mortgagee and obtain prior written approval of said changes from the Mortgagee.

29.          WAIVER OF JURY TRIAL.  THE UNDERSIGNED WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, ANY ASPECT OF THE TRANSACTION IN CONNECTION WITH WHICH THIS DOCUMENT IS BEING GIVEN OR ANY DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH SUCH TRANSACTION.  THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY THE UNDERSIGNED AND THE UNDERSIGNED ACKNOWLEDGES THAT NO ONE HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT.  THE UNDERSIGNED FURTHER ACKNOWLEDGES HAVING BEEN REPRESENTED IN CONNECTION WITH THE TRANSACTION WITH RESPECT TO WHICH THIS DOCUMENT IS BEING GIVEN AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED BY THE UNDERSIGNED’S OWN FREE WILL, AND THAT THE UNDERSIGNED HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH SUCH COUNSEL.  THE UNDERSIGNED FURTHER ACKNOWLEDGES HAVING READ AND UNDERSTOOD THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION.

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage.

Signed, Sealed and Delivered	MORTGAGOR:
in the presence of:

CITY NATIONAL BANK OF FLORIDA, a
First Witness Signature	a Florida banking corporation as Trustee
under its Land Trust #5003471, dated January 1, 1979

(Printed Name)	By:______________________________
Print Name:_______________________
Title:_____________________________
Second Witness Signature
FLORIDA GAMING CENTERS, INC., a
(Printed Name)	Florida corporation

By: _______________________________
W. BENNETT COLLETT, CEO

STATE OF FLORIDA	)
) ss.:
COUNTY OF PALM BEACH	)

The foregoing instrument was acknowledged before me this ____ day of _____________, 2009 by _________________________, as ____________________ of CITY NATIONAL BANK OF FLORIDA, a Florida banking corporation as Trustee under its Land Trust #5003471, dated January 1, 1979, who is personally known to me or who produced _______________________ as identification and who did not take an oath.

WITNESS MY HAND AND OFFICIAL SEAL OF OFFICE.

____________________________________________
Notary Public
Printed Name: _______________________________
Commission Expires: _________________________

STATE OF FLORIDA	)
) ss.:
COUNTY OF PALM BEACH	)

The foregoing instrument was acknowledged before me this ____ day of _____________, 2009 by W. BENNETT COLLETT, as CEO of FLORIDA GAMING CENTERS, INC., a Florida corporation, who is personally known to me or who produced _______________________ as identification and who did not take an oath.

WITNESS MY HAND AND OFFICIAL SEAL OF OFFICE.

___________________________________________
Notary Public
Printed Name: ______________________________
Commission Expires: ________________________

EXHIBIT “A”